ALLIANCEBERNSTEIN TRUST
ALLIANCEBERNSTEIN INTERNATIONAL VALUE FUND


FORMER POLICIES				CURRENT POLICIES


Investment Objective:

Fundamental:				Non-fundamental:
Long-term growth of capital.		Long-term growth of capital.


Fundamental Investment Policies:
The Fund may not make loans except	The Fund may not make loans
through (a) the purchase of debt	except through (i) the purchase of
obligations in accordance with its	debt obligations in accordance with
investment objective and policies;	its investment objectives and
(b) the lending of portfolio		policies; (ii) the lending of
securities; or (c) the use of		portfolio securities; (iii) the
repurchase agreements.			use of repurchase agreements; or (iv)
					the making of loans to affiliated
					funds as permitted under the 1940
					Act, the rules and regulations
					thereunder (as such statutes, rule
					or regulations may be amended from
					time to time), or by guidance
					regarding, and interpretations of, or
					exemptive orders under, the 1940 Act.

The Fund may not borrow money or	The Fund may not issue any senior
issue senior securities except to	security (as that term is defined
the extent permitted by the 1940	in the 1940 Act) or borrow money,
Act.					except to the extent permitted by
					the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or
					by guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate
					regulatory authorities.
					For the purposes of this
					restriction, margin and
					collateral arrangements, including,
					for example, with respect to
					permitted borrowings, options,
					futures contracts, options on
					futures contracts and other
					derivatives such as swaps are not
					deemed to involve the issuance
					of a senior security.

The Fund may not pledge,		Policy eliminated.
hypothecate, mortgage or
otherwise encumber its assets,
except to secure permitted
borrowings.

The Fund may not invest in		Policy eliminated.
companies for the purpose of
exercising control.

The Fund may not purchase or sell	The Fund may not purchase or sell
real estate, except that it may		real estate except that it
purchase and sell securities of		may dispose of real estate
companies which deal in real estate	acquired as a result of the
or interests therein and securities	ownership of securities or other
that are secured by real estate,	instruments.  This restriction does
provided such securities are 		not prohibit the Fund from investing
securities of the type in which		in securities or other instruments
the Fund may invest.			backed by real estate or in
					securities of companies engaged in
					the real estate business

The Fund may not purchase or sell	The Fund may not purchase
commodities or commodity contracts,	or sell commodities regulated by
including futures contracts (except	the Commodity Futures Trading
foreign currencies, futures on		Commission under the Commodity
securities, currencies and securities	Exchange Act or commodities contracts
indices and forward contracts or	except for futures contracts and
contracts for the future acquisition	options on futures contracts.

or delivery of securities and foreign
currencies and other similar
contracts and options on the
foregoing).

Related non-fundamental policy:		Related non-fundamental policy
The Fund will not enter into any	eliminated.
futures contracts or options on
futures contracts if immediately
thereafter the market values of
the outstanding futures contracts
of the Fund and the currencies
and futures contracts subject to
outstanding options written by the
Fund would exceed 50% of its total
assets.

The Fund may not act as an		The Fund may not act as an
underwriter of securities, except	underwriter of securities of other
that the Fund may acquire		issuers, except that the Fund may
restricted securities under		acquire restricted securities under
circumstances in which, if such		circumstances in which, if such
securities were sold, that Fund		securities were sold, the Fund might
might be deemed to be an underwriter	be deemed to be an underwriter for
for purposes of the Securities Act.	purposes of the Securities Act of
					1933, as amended (the Securities
					Act).

The Fund may not concentrate more	The Fund may not concentrate
than 25% of its assets in any		investments in an industry, as
particular industry or group of		concentration may be defined
industries.				under the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may be
					amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.


Non-Fundamental Investment Policies:
The Fund may make secured loans of	The Fund may lend portfolio
portfolio securities of up to 30%	securities to the extent permitted
of its total assets.			under the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act.

The Fund is diversified and, under	Non-fundamental policy eliminated.
the Investment Company Act of 1940,
the Fund may not change this		New fundamental policy:
policy without a shareholder vote.	The Fund is diversified.

The Fund may invest up to 20% of	The Fund may invest in convertible
its total assets in convertible		securities.
securities.

The Fund may invest up to 15% of	The Fund will limit its investment
its net assets in illiquid		in illiquid securities to no more
securities.				than 15% of net assets or such
					other amount permitted by guidance
					regardingthe 1940 Act.

The Fund may invest up to 15% of	The Fund may invest in securities
its total assets in securities		issued by non-U.S. companies.
issued by non-U.S. companies.

The Fund may invest up to 10% of	The Fund may invest in rights or
its total assets in rights or		warrants.
warrants.

The Fund may make short sales of	The Fund may make short sales of
securities or maintain a short		securities or maintain a short
position but only if at all times	position.
when a short position is open not
more than 33% of the Funds net
assets is held as collateral for
such sales.

					The Fund may not purchase securities
					on margin, except (i) as otherwise
					provided under rules adopted by the
					SEC under the 1940 Act or by
					guidance regarding the 1940 Act, or
					interpretations thereof, and (ii)
					that the Fund may obtain such
					short-term credits as are necessary
					for the clearance of portfolio
					transactions, and the Fund may make
					margin payments in connection with
					futures contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments

					The Fund may invest in the securities
					of other investment companies,
					including exchange-traded funds, to
					the extent permitted under the 1940
					Act or the rules and regulations
					thereunder (as such statute, rules or
					regulations may be amended from time
					to time) or by guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate regulatory
					authorities.